As filed with the Securities and Exchange Commission on August 7, 2002
                                                           File No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
 ------------------------------------------------------------------------------
                             Augrid of Nevada, Inc.
               (Exact Name of Issuer as Specified in its Charter)


               Nevada                                      88-0219656
  (State or Other Jurisdiction of                       (I.R.S. Employer
   Incorporation or Organization)                    Identification Number)

                              2275 East 55th Street
                              Cleveland, Ohio 44103
                                 (216) 426-1589
             (Address, including zip code, and telephone number of
                          Principal Executive Offices)

     Management Consulting Agreement with Diversified Holdings Capital, LLC
              Consulting Agreement with Greenbridge Management Inc.
                    Consulting Agreement with David G. Hunter
                  Consulting Agreement with JWZ Holdings, Inc.
                      Agreement with Michael S. Krome, P.C.
                   Consulting Agreement with Lee's Keys, Inc.
            Consulting Agreement with Merchants Barter Exchange, Inc.
                         (Full Titles of the Agreements)

         Mary F. Sloat-Horoszko                           Copies to:
          2275 East 55th Street                      James G. Smith, Esq.
          Cleveland, Ohio 44103                   75 Maiden Lane, 3rd Floor
             (216) 426-1589                           New York, NY 10038
                                                        (212) 402-7820
 (Name, address, including zip code, and
telephone number, including area code, of
           agent for service)

                         CALCULATION OF REGISTRATION FEE


                                                      Proposed             Proposed
                                                       Maximum             Maximum
Title of Securities             Amount to            Offering Price        Aggregate               Amount of
to be Registered            Be Registered             Per Share*         Offering Price*        Registration Fee
Common Stock                 1,070,000                  $0.165             $   176,550               $16.25


* Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Company's Common Stock reported on the National Association of Securities Dealers Over-the-Counter Bulletin Board on August 5, 2002.

           PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1     Plan Information

     The documents constituting Part I of this Registration Statement will be sent or given to parties to their respective Agreements as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.


Item 2     Registrant Information

     Upon written or oral request, AuGRID of Nevada, Inc. (the "Company") will provide, without charge, the documents incorporated by reference in Item 3 of
Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Mary F. Sloat-Horoszko at the address on the cover of this Registration Statement.

             PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3     Incorporation of Documents by Reference

     The following documents have been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001;

     (2) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002;

     (3) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001;

     (4) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and

     (5)  All other documents subsequently filed by the Company pursuant to
          Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

           Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4     Description of Securities. Not Applicable.

Item 5     Interests of Named Experts and Counsel. Not Applicable.

Item 6     Indemnification of Directors and Officers.

     Nevada law provides that a director or an officer of a corporation will not be personally liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Nevada law provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. However, indemnification is not available to such person if (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

     The Nevada General Corporation Law provides that the foregoing provisions are not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Company's bylaws provide that the Company is required to indemnify each director, officer and employee against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, unless he is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties. In the event of a settlement, the Company will indemnify him only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Company.

     The Company's bylaws also permit the Company to obtain insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity.


Item 7     Exemption from Registration Claimed.  Not Applicable.

Item 8     Exhibits.

Exhibit Number                            Description
3.1 Articles of Incorporation of the Company filed with the Nevada Secretary of State on August 4, 1995 and incorporated by reference to Exhibit 3(i) to the Company's Form 10-QSB, filed with the Commission on June 13, 2001.

3.2 Certificate of Amendment of Articles of Incorporation of the Company filed with the Nevada Secretary of State on March 18, 1998 and incorporated by reference to Exhibit 3(ii) to the Company's Form 10-QSB, filed with the Commission on June 13, 2001.

3.3 By-Laws of the Company adopted August 4, 1995 and incorporated by reference to Exhibit 3 to the Company's Form 10-SB, filed with the Commission on December 27, 1999.

5.1                    Opinion of James G. Smith, Esq.

23.1                   Consent of James G. Smith, Esq. (included in Exhibit 5.1)

23.2                   Consent of Henry L. Creel Co., Inc.

24.1                   Power of Attorney (included on signature page)

99.1                   Management Consulting Agreement with Diversified
                       Holdings Capital, LLC

99.2                   Consulting Agreement with Greenbridge Management Inc.

99.3                   Consulting Agreement with David G. Hunter

99.4                   Consulting Agreement with JWZ Holdings, Inc.

99.5                   Agreement with Michael S. Krome, P.C.

99.6                   Consulting Agreement with Lee's Keys, Inc.

99.7                   Consulting Agreement with Merchants Barter Exchange, Inc.


Item 9        Undertakings.

1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 1, 2002.

                                 AuGRID of Nevada, Inc.

                                 By:  /s/ M.J. SHAHEED
                                      ----------------
                                      M. J. Shaheed, President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. J. Shaheed and Mary F. Sloat-Horoszko, and each of them (with full power in each to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of August 1, 2002.


    Signatures                                 Title                           Date
/s/ M.J. SHAHEED                   Chairman of the Board, President, CEO    August 1, 2002
M. J. Shaheed                      (Principal Executive Officer)


/s/ MARY F. SLOAT-HOROSZKO         Treasurer/Secretary (Principal           August 1, 2002
Mary F. Sloat-Horoszko             Financial and Accounting Officer);
                                   Director

/s/ ESSA MASHNI                    Director                                 August 2, 2002
Essa Mashni

 /s/ CECIL WEATHERSPOON            Director                                 August 2, 2002
Cecil Weatherspoon

/s/ EARLE B. HIGGINS               Director                                 August 1, 2002
Earle B. Higgins


                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

Exhibit Number                            Description
3.1 Articles of Incorporation of the Company filed with the Nevada Secretary of State on August 4, 1995 and incorporated by reference to Exhibit 3(i) to the Company's Form 10-QSB, filed with the Commission on June 13, 2001.

3.2 Certificate of Amendment of Articles of Incorporation of the Company filed with the Nevada Secretary of State on March 18, 1998 and incorporated by reference to Exhibit 3(ii) to the Company's Form 10-QSB, filed with the Commission on June 13, 2001.

3.3 By-Laws of the Company adopted August 4, 1995 and incorporated by reference to Exhibit 3 to the Company's Form 10-SB, filed with the Commission on December 27, 1999.

5.1                    Opinion of James G. Smith, Esq.

23.1                   Consent of James G. Smith, Esq. (included in Exhibit 5.1)

23.2                   Consent of Henry L. Creel Co., Inc.

24.1                   Power of Attorney (included on signature page)

99.1                   Management Consulting Agreement with Diversified
                       Holdings Capital, LLC

99.2                   Consulting Agreement with Greenbridge Management Inc.

99.3                   Consulting Agreement with David G. Hunter
                       C
99.4                   Consulting Agreement with JWZ Holdings, Inc.

99.5                   Agreement with Michael S. Krome, P.C.

99.6                   Consulting Agreement with Lee's Keys, Inc.

99.7                   Consulting Agreement with Merchants Barter Exchange, Inc.

Exhibit 5.1
Opinion of Counsel                                     75 Maiden Lane, 3rd Floor
                                                        New York, New York 10038
James G. Smith                                 (212) 402-7820 Fax (212) 202-6424
Attorney at Law                                               jsmith@gso-law.com



                                 August 7, 2002

AuGRID of Nevada, Inc.
2275 East 55th Street
Cleveland, Ohio 44103

           Re:       Form S-8 Registration Statement
                     Management Consulting Agreement with Diversified Holdings Capital, LLC
                     Consulting Agreement with Greenbridge Management Inc. Consulting Agreement with David G. Hunter
                     Consulting Agreement with JWZ Holdings, Inc.
                     Agreement with Michael S. Krome, P.C.
                     Consulting Agreement with Lee's Keys, Inc.
                     Consulting Agreement with Merchants Barter Exchange, Inc.

Ladies and Gentlemen:

     I have acted as counsel for AuGRID of Nevada, Inc., a Nevada corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 1,070,000 shares of the Corporation's Common Stock, $0.001 par value ("Common Stock"), that may be issued pursuant to the agreements as set forth above (each an "Agreement" and collectively the "Agreements"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

     I have examined the Articles of Incorporation of the Corporation, as amended, the Bylaws of the Corporation, as amended, records of proceedings of the Board of Directors of the Corporation deemed by me to be relevant to this opinion letter, the Registration Statement and other documents and agreements I deemed necessary for purposes of expressing the opinion set forth herein. I also have made such further legal and factual examinations and investigations as I deemed necessary for purposes of expressing the opinion set forth herein.

     As to certain factual matters relevant to this opinion letter, I have relied upon certificates and statements of officers of the Corporation and certificates of public officials. I have made no independent investigation with regard thereto, and, accordingly, I do not express any opinion as to matters that might have been disclosed by independent verification.

     This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without my express written consent. The only opinion rendered by me consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

     I am admitted to practice law in the State of New York, and I render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of New York and, with respect to the validity of corporate action and the requirements for the issuance of the Common Stock, of the General Corporation Law of the State of Nevada, Nevada Revised Statutes, Chapter 78.

     Based on the foregoing, it is my opinion that the 1,070,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Agreements, when issued in accordance with the terms and conditions of the Agreements, will be legally issued, fully paid and non-assessable.

     I consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                            Sincerely,

                                                            /s/ JAMES G. SMITH
                                                            ------------------
                                                            James G. Smith, Esq.

Exhibit 23.2
Consent of Independent Accountants

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2002, as revised on June 6, 2002 relating to the financial statements which appears in AuGRID of Nevada, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2001.

/s/ Henry L. Creel Co., Inc.
Cleveland, Ohio
August 6, 2002